SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 22, 2004

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-20945	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 Eagleview Boulevard, Suite 414, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 458-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On June 22, 2004, the Board of Directors (the “Board”) of Antares Pharma, Inc. (the “Company”) adopted a new compensation plan for the Company’s directors. Effective immediately, the Company’s directors will receive the following compensation:

•	an initial grant of 20,000 shares of the Company’s common stock to each new board member;

•	an annual stock option to purchase 20,000 shares of the Company’s common stock, which option will vest at a rate of twenty-five percent (25%) each quarter;

•	an annual cash retainer of $15,000;

•	cash compensation of $1,200 for each Board meeting attended in person or $600 for each Board meeting attended via telephone;

•	cash compensation of $800 for each committee meeting attended in person or $400 for each committee meeting attended via telephone.

The Board chairperson will also receive additional annual compensation of $25,000, and each committee chairperson will receive additional annual compensation of $5,000. All cash compensation will be paid on a quarterly basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 29, 2004	ANTARES PHARMA, INC.

	By	/s/ Lawrence M. Christian
Lawrence M. Christian
Chief Financial Officer

2